Exhibit 99.1

Blucora Announces First Quarter Results and Preliminary Tax Season Update

Strong operating performance for TaxACT, full season gains in DDIY market share

BELLEVUE, Wash., May 2, 2013 (BUSINESS WIRE) -- Blucora, Inc. (NASDAQ: BCOR) today announced financial results for the first quarter ended March 31, 2013.

“Blucora is off to a strong start in 2013 in both the online search and tax preparation segments of the business,” said Bill Ruckelshaus, President and Chief Executive Officer of Blucora. “We are especially pleased with the growth of TaxACT and our success in building DDIY market share in a highly-competitive and unpredictable tax season. The TaxACT results reflect the team’s strong execution, successful product enhancements this season and our ability to drive consumer demand.”

Highlights

•	TaxACT consumer DDIY federal e-files were 5.3 million, up approximately 8% versus the same period last year

•	TaxACT pro forma revenue expected to grow approximately 9% for the six months through June 30, 2013 versus the same period last year

•	Search segment revenue and income up 34% and 37%, respectively, versus the first quarter of 2012

•	Blucora issued $201.25 million of convertible senior notes

Summary Financial Performance: 1Q 2013

($ in millions except per share amounts)

	Q1 2013	Q1 2012*	Growth
Revenues	$165.3	$115.7	43%
Search	$100.6	$75.3	34%
Tax Preparation	$64.7	$40.4	60%
Adjusted EBITDA	$45.9	$31.7	45%
Non-GAAP Net Income	$42.0	$28.5	47%
Non-GAAP Diluted EPS	$0.95	$0.70	36%
Net Income	$23.6	$11.4	107%
GAAP Diluted EPS	$0.53	$0.28	89%

*	Q1 2012 results include results for TaxACT from the acquisition on January 31, 2012 through March 31, 2012.

See reconciliation of non-GAAP to GAAP measures below.

Segment Information

Search

Search segment revenue for the first quarter of 2013 reflects strong growth from search distribution and in our owned and operated properties, up 35 percent and 27 percent, respectively, over the first quarter of 2012. Search segment income for the first quarter of 2013 was $18.3 million, up 37 percent over the first quarter of 2012.

Tax Preparation

TaxACT Season-to-date Federal Accepted E-Files*	Tax season ended
	April 16, 2013	April 18, 2012	% change
TaxACT desktop e-files	270	256	5%
TaxACT online e-files	4,865	4,490	8%

TaxACT sub-total e-files	5,135	4,746	8%
TaxACT Free File Alliance e-files	147	160	(8)%

TaxACT total e-files	5,282	4,906	8%

*	Tax Season begins on the first day the IRS begins accepting e-files and continues through tax day +1.

Tax preparation segment income for the first quarter of 2013 was $30.8 million, up 39 percent over the first quarter of 2012. The first quarter of 2012 excludes TaxACT operating results before January 31, 2012, as the Company acquired TaxACT on that date.

For the six months through June 30, 2013, TaxACT expects pro forma revenue growth of approximately 9 percent and pro forma segment income up approximately 7—8 percent compared to the same period last year.

TaxACT consumer DDIY federal e-files for the tax season were approximately 5.3 million, up approximately 8 percent compared to the same period last year. According to IRS statistics through April 19, total consumer DDIY federal e-files for the tax season were up 1.8 million, or 4 percent compared to the same period last year.

TaxACT professional preparer filings for the tax season grew approximately 10 percent compared to the same period last year. Combined TaxACT offerings assisted approximately 6.5 million filers this tax season.

Corporate Operating Expenses

Unallocated corporate operating expenses for the first quarter of 2013 were $3.2 million, down 16 percent from the first quarter of 2012.

Second Quarter Outlook

For the second quarter of 2013, the Company expects revenues to be between $113.0 million and $117.5 million, Adjusted EBITDA to be between $27.0 million and $28.5 million, Non-GAAP Net

Income to be between $22.0 million and $23.5 million, or $0.51 to $0.55 per diluted share, and Net Income to be between $9.0 and $10.0 million, or $0.21 to $0.23 per diluted share. The Company’s forward-looking guidance does not reflect potential gains or losses from derivative instruments.

Conference Call and Webcast

A conference call and live webcast will be held today at 2 p.m. Pacific time / 5 p.m. Eastern time during which the Company will further discuss first quarter results and its outlook including tax preparation segment guidance for the second quarter of 2013, search segment guidance for the second quarter 2013, and search segment expectations for 2013. The supplemental materials are included in a current report on form 8-K filed today and can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com. A replay of the call will also be available on our website for one year and are may be accessed under the “Events & Presentations” section of the Investor Center. You may also listen to the conference call audio on the Blucora YouTube Channel at www.YouTube.com/Blucora.

###

About Blucora™

Blucora operates two leading Internet businesses. Our InfoSpace business provides online search and monetization solutions to a network of more than 100 partners globally. Through TaxACT, we provide online tax preparation solutions to consumers and professional preparers. The Blucora team brings decades of experience operating and investing in desktop, online, and mobile businesses. We are passionate about the power of the Internet to improve the lives of consumers, and our businesses operate at the forefront of digital migration trends in their respective markets. More information about Blucora may be found at www.blucora.com. Follow and subscribe to us on Twitter, LinkedIn and YouTube.

Source: Blucora, Inc.

Blucora Contact:

Stacy Ybarra, 425-709-8127

stacy.ybarra@blucora.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; future acquisitions; the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies; and the condition of our cash investments. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Operations (1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended
	March 31, 2013	March 31, 2012
Revenues	$165,338	$115,696
Cost of sales (includes amortization of acquired intangible assets of $1,940 and $1,511) (1)	78,675	59,547

Gross profit	86,663	56,149
Expenses and other loss, net:
Engineering and technology (1)	2,538	2,573
Sales and marketing (1)	36,796	19,443
General and administrative (1)	6,384	11,066
Depreciation	517	535
Amortization of intangible assets	3,169	2,113
Other loss, net (2)	1,005	1,555

Total expenses and other loss, net	50,409	37,285

Income before income taxes	36,254	18,864
Income tax expense	(12,646)	(7,458)

Net income	$23,608	$11,406

Net income per share - Basic	$0.58	$0.29

Net income per share - Diluted (3)	$0.53	$0.28

Weighted average shares outstanding used in computing basic net income per share	40,911	39,692

Weighted average shares outstanding used in computing diluted net income per share	44,294	40,978

(1)

In the three months ended March 31, 2012, an additional $5.2 million in stock-based compensation expense was recorded in association with the modification of the terms of a warrant and the vesting of a non-employee performance-based equity award, which were both triggered by the acquisition of the TaxACT business, and the related expense was allocated to general and administrative expense. Stock-based compensation expense for the three months ended March 31, 2013 and 2012 is allocated among the following captions (in thousands):

	Three months ended
	March 31, 2013	March 31, 2012
Stock-Based Compensation
Cost of sales	$219	$80
Engineering and technology	253	256
Sales and marketing	477	414
General and administrative	1,536	5,958

Total stock-based compensation expense	$2,485	$6,708

(2)	Other loss, net for the three months ended March 31, 2013 and 2012 is allocated among the following captions (in thousands):

	Three months ended
	March 31, 2013	March 31, 2012
Other Loss, Net
Interest income	$(55)	$(9)
Interest expense	1,148	844
Amortization of debt issuance costs	107	331
Accretion of debt discount	161	135
(Gain) loss on derivative instruments	(348)	272
Other	(8)	(18)

Total other loss, net	$1,005	$1,555

(3)

Calculation excludes the income effect of dilutive derivative instruments, as well as interest expense, amortization of debt issuance costs and accretion of debt discount on convertible debt, net of tax effect.

Blucora, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$264,635	$68,278
Short-term investments, available-for-sale	137,042	94,010
Accounts receivable, net of allowance of $133 and $10	41,256	34,932
Other receivables	4,226	3,942
Prepaid expenses and other current assets, net	7,842	10,911

Total current assets	455,001	212,073
Property and equipment, net	9,269	7,533
Goodwill	230,290	230,290
Other intangible assets, net	127,706	132,815
Other long-term assets	11,255	2,582

Total assets	$833,521	$585,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,043	$37,687
Accrued expenses and other current liabilities	20,440	13,280
Deferred revenue	3,121	3,157
Short-term portion of long-term debt, net of discount of $177 and $160	6,948	4,590
Derivative instruments	8,564	8,974

Total current liabilities	80,116	67,688
Long-term liabilities:
Long-term debt, net of discount of $422 and $468	66,949	69,278
Convertible senior notes	179,041	—
Deferred tax liability	31,602	29,333
Deferred revenue	2,477	1,319
Other long-term liabilities	2,283	2,225

Total long-term liabilities	282,352	102,155

Total liabilities	362,468	169,843
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,424,009	1,392,098
Accumulated deficit	(952,768)	(976,376)
Accumulated other comprehensive loss	(192)	(276)

Total stockholders’ equity	471,053	415,450

Total liabilities and stockholders’ equity	$833,521	$585,293

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2013	March 31, 2012
Operating activities:
Net income	$23,608	$11,406
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	2,485	2,422
Warrant-related stock-based compensation	—	4,286
(Gain) loss on derivative instruments	(348)	272
Depreciation and amortization of intangible assets	6,112	4,575
Excess tax benefits from stock-based award activity	(17,842)	(12,058)
Deferred income taxes	(6,668)	(5,462)
Unrealized amortization of premium or accretion of discount on investments, net	391	(327)
Amortization of debt issuance costs	107	331
Accretion of debt discount	161	135
Other	55	26
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(6,225)	2,971
Other receivables	(284)	657
Prepaid expenses and other current assets	3,587	(1,564)
Other long-term assets	(114)	1,863
Accounts payable	3,122	(3,713)
Deferred revenue	1,122	2,054
Accrued expenses and other current and long-term liabilities	22,486	11,174

Net cash provided by operating activities	31,755	19,048
Investing activities:
Business acquisition, net of cash acquired	—	(279,386)
Equity investment in privately-held company	(4,000)	—
Purchases of property and equipment	(1,543)	(193)
Change in restricted cash	231	767
Proceeds from sales of investments	—	163,883
Proceeds from maturities of investments	18,718	20,020
Purchases of investments	(62,077)	—

Net cash used by investing activities	(48,671)	(94,909)
Financing activities:
Proceeds from issuance of convertible debt, net of debt issuance costs of $6,037	195,213	—
Proceeds from loan, net of debt issuance costs of $2,343 and debt discount of $953	—	96,704
Repayment of debt	—	(15,000)
Excess tax benefits from stock-based award activity	17,842	12,058
Proceeds from stock option exercises	293	2,063
Proceeds from issuance of stock through employee stock purchase plan	461	189
Tax payments from shares withheld upon vesting of restricted stock units	(536)	(210)

Net cash provided by financing activities	213,273	95,804
Net increase in cash and cash equivalents	196,357	19,943
Cash and cash equivalents:
Beginning of period	68,278	81,897

End of period	$264,635	$101,840

Blucora, Inc.

Preliminary Segment Information

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2013	March 31, 2012
Search:
Revenue	$100,601	$75,295
Cost of revenue (1)	70,618	53,106
Operating expenses	11,713	8,816

Search segment income	18,270	13,373
Search segment margin	18%	18%
Tax Preparation:
Revenue	64,737	40,401
Cost of revenue (1)	2,214	2,579
Operating expenses	31,739	15,687

Tax Preparation segment income	30,784	22,135
Tax Preparation segment margin	48%	55%
Total segment:
Total revenue	165,338	115,696
Total cost of revenue	72,832	55,685
Total segment operating expenses	43,452	24,503

Total segment income	49,054	35,508
Total segment margin	30%	31%
Corporate:
Operating expense	3,198	3,806
Stock-based compensation	2,485	6,708
Depreciation	1,003	951
Amortization of intangible assets	5,109	3,624
Other loss, net	1,005	1,555
Income tax expense	12,646	7,458

Total corporate	25,446	24,102

Net income	$23,608	$11,406

(1)

Amounts do not include amortization of acquired intangible assets and certain costs associated with customer service and the operation of the data centers that serve our businesses, which include personnel expenses (which include salaries, benefits and other employee related costs, and stock-based compensation expense), the cost of temporary help and contractors to augment our staffing, bandwidth costs and depreciation. Such amounts are reflected under the heading “Corporate”.

Blucora, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2013	March 31, 2012
Net income (2)	$23,608	$11,406
Depreciation and amortization of intangible assets	6,112	4,575
Stock-based compensation	2,485	6,708
Other loss, net (3)	1,005	1,555
Income tax expense	12,646	7,458

Adjusted EBITDA	$45,856	$31,702

Blucora, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Non-GAAP Net Income Reconciliation (1)

(Unaudited)

(Amounts in thousands, except per share amounts)

	Three months ended
	March 31, 2013	March 31, 2012
Net income (2)	$23,608	$11,406
Stock-based compensation	2,485	6,708
Amortization of acquired intangible assets	5,109	3,624
Accretion of debt discount on convertible notes	132	—
(Gain) loss on derivative instruments	(348)	272
Cash tax impact of adjustments to GAAP net income	(163)	(90)
Non-cash income tax expense (1)	11,174	6,597

Non-GAAP net income (4)	$41,997	$28,517

Per share amounts
Net income - diluted (5)	0.53	0.28
Stock-based compensation - diluted	0.06	0.16
Amortization of intangible assets - diluted	0.11	0.09
Accretion of debt discount on convertible notes - diluted	0.00	—
(Gain) loss on derivative instruments - diluted	0.00	0.01
Cash tax impact of adjustments to GAAP net income - diluted	0.00	0.00
Non-cash income tax expense per share - diluted	0.25	0.16

Non-GAAP net income per share - diluted	$0.95	$0.70

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending
	June 30, 2013
Net income	$9,000	$10,000
Depreciation and amortization of acquired intangible assets	6,100	6,100
Stock-based compensation	2,800	2,800
Accretion of debt discount	800	800
Other loss, net (6)	3,400	3,400
Income tax expense	4,900	5,400

Adjusted EBITDA	$27,000	$28,500

Preliminary Non-GAAP Net Income Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending
	June 30, 2013
Net income	$9,000	$10,000
Stock-based compensation	2,800	2,800
Amortization of intangible assets	5,100	5,100
Accretion of debt discount	800	800
Non-cash income tax expense	4,300	4,800

Non-GAAP net income	$22,000	$23,500

(1)

Blucora’s Adjusted EBITDA is calculated by adjusting net income determined in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of discontinued operations (which includes loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes), income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other loss (income), net (which includes such items as interest expense, interest income, gains or losses on derivative instruments, foreign currency gains or losses, gains or losses from the disposal of assets, adjustments to the fair values of contingent liabilities related to business combinations, gains on resolution of contingencies, and litigation settlements), as detailed above. Blucora’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance. Blucora uses this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. Blucora believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, Blucora’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Blucora defines non-GAAP net income differently for this report than the Company has defined it in the past, due to issuance of the senior convertible notes in March 2013. For this report, Blucora defines non-GAAP net income as net income, determined in accordance with GAAP, excluding the effects of loss from discontinued operations, net of taxes, stock-based compensation expense, amortization of acquired intangible assets, accretion of debt discount on convertible notes, gain or loss on derivative instruments, and the related cash tax impact of those adjustments, and non-cash income taxes from continuing operations as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited). The Company excludes the non-cash portion of income tax expense because of its ability to offset a substantial portion of its cash tax liabilities by using these deferred tax assets (which consist primarily of U.S. federal net operating losses). The Company’s management believes that excluding the non-cash portion of income tax expense from its GAAP net income provides meaningful supplemental information to investors and analysts regarding the Company’s performance and the valuation of its business because of its ability to offset a substantial portion of its cash tax liabilities by using these deferred tax assets. The majority of these deferred tax assets will expire if unutilized in 2020.

Blucora’s management believes that non-GAAP net income and non-GAAP earnings per share provide meaningful supplemental information to management, investors and analysts regarding the Company’s performance and the valuation of its business by excluding items in the statement of operations that management does not consider part of the Company’s ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, Blucora’s management believes that non-GAAP net income and non-GAAP earnings per share are common measures used by investors and analysts to evaluate the Company’s performance and the valuation of its business. Non-GAAP net income should be evaluated in light of our financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate non-GAAP net income differently, and therefore Blucora’s non-GAAP net income may not be comparable to similarly titled measures of other companies.

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)

Other loss, net includes such items as interest expense, interest income, derivative instrument gains or losses, accretion of debt discount and amortization of debt issuance costs, foreign currency gains or losses, and gains or losses from the disposal of assets,

(4)	The Company’s new definition of non-GAAP net income does not impact presentation of this non-GAAP financial measure for prior periods.
(5)

Calculation excludes the income effect of dilutive derivative instruments as well as interest expense, amortization of debt issuance costs and accretion of debt discount on convertible debt, net of tax effect.

(6)

Other loss, net includes such items as interest expense, interest income, derivative instrument gains or losses, foreign currency gains or losses, gains or losses from the disposal of assets, adjustments to the fair values of contingent liabilities related to business combinations, gains on resolution of contingencies, and litigation settlements. The Company’s forward-looking guidance does not reflect potential gains or losses from derivative instruments.